UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 24, 2015

TIME WARNER CABLE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33335	84-1496755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Columbus Circle, New York, New York 10023
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 364-8200

Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 1.02 is incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.

On February 12, 2014, Time Warner Cable Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) among the Company, Comcast Corporation (“Comcast”) and Tango Acquisition Sub, Inc. (“Merger Subsidiary”), a wholly owned subsidiary of Comcast, which contemplated that Merger Subsidiary would merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Comcast. On April 24, 2015, Comcast and the Company entered into a Termination Agreement (the “Termination Agreement”) wherein the parties agreed to terminate the Merger Agreement.

The foregoing descriptions of the Merger Agreement and the Termination Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement, which was filed as an exhibit to the Company’s Current Report on Form 8−K filed on February 13, 2014 and the Termination Agreement, which is filed herewith as Exhibit 10.1, each of which is incorporated herein by reference.

Item 8.01. Other Events.

On April 24, 2015, the Company issued a statement announcing the termination of the Merger Agreement. A copy of the statement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit	Description
10.1	Termination Agreement dated as of April 24, 2015 between Comcast Corporation and the Company.
99.1	Press Release dated April 24, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER CABLE INC.

By:	/s/ Robert D. Marcus
Name:	Robert D. Marcus
Title:	Chairman and Chief Executive Officer

Date:            April 24, 2015

EXHIBIT INDEX

Exhibit	Description
10.1	Termination Agreement dated as of April 24, 2015 between Comcast Corporation and the Company.
99.1	Press Release dated April 24, 2015.